APA Corporation (a Delaware corporation) Exhibit 21.1 Listing of Subsidiaries as of December 31, 2021 Exact Name of Subsidiary and Name Jurisdiction of under which Subsidiary does Business Incorporation or Organization 1 APA Dominican Republic Corporation LDC Cayman Islands APA Egypt Investment Corporation LDC Cayman Islands APA EIF Holdings, Inc. Delaware APA Exploration LDC Cayman Islands APA International Exploration LDC Cayman Islands APA Netherlands Investment B.V. The Netherlands APA Netherlands Investment II B.V. The Netherlands APA Suriname Corporation LDC Cayman Islands APA Suriname 58 Holdings Corporation LDC Cayman Islands APA Suriname 58 Corporation LDC Cayman Islands Apache Corporation Delaware Alta Vista Oil Corporation Delaware *Altus Midstream Company Delaware *Altus Midstream GP LLC Delaware **Altus Midstream Subsidiary GP LLC Delaware Apache Alaska Corporation Delaware Apache Corporation (New Jersey) New Jersey Apache Crude Oil Marketing, Inc. Delaware Apache Deepwater LLC Texas Apache Fertilizer Holdings II Corporation LDC Cayman Islands Apache Finance Louisiana Corporation Delaware Apache Foundation Minnesota Apache Finance Pty Limited Australian Capital Territory Apache Gathering Company Delaware Apache Holdings, Inc. Delaware Apache International Employment Inc. Delaware Apache Louisiana Holdings LLC Delaware Apache Louisiana Minerals LLC Delaware Apache Marketing, Inc. Delaware Apache Midstream LLC Delaware Alpine High Oil Pipeline LLC Delaware Apache Natural Gas Transportation Fuels LLC Delaware Apache North America LLC Delaware Apache Oil Corporation Texas Apache Overseas LLC Delaware Apache Asia Pacific Corporation LDC Cayman Islands Apache East Ras Budran Corporation LDC Cayman Islands Apache Egypt GP Corporation LDC Cayman Islands Apache Egypt Holdings III Corporation LDC Cayman Islands Apache Egypt Holdings II Corporation LDC Cayman Islands Apache Abu Gharadig Corporation LDC Cayman Islands Apache East Bahariya Corporation LDC Cayman Islands Apache El Diyur Corporation LDC Cayman Islands Apache Faiyum Corporation LDC Cayman Islands Apache Khalda Corporation LDC Cayman Islands Apache Egypt Midstream Holdings I LDC Cayman Islands Apache Khalda II Corporation LDC Cayman Islands Apache Matruh Corporation LDC Cayman Islands Apache Mediterranean Corporation LDC Cayman Islands Apache North Bahariya Corporation LDC Cayman Islands Apache North El Diyur Corporation LDC Cayman Islands

APA Corporation (a Delaware corporation) Exhibit 21.1 Listing of Subsidiaries as of December 31, 2021 Exact Name of Subsidiary and Name Jurisdiction of under which Subsidiary does Business Incorporation or Organization 2 Apache North Tarek Corporation LDC Cayman Islands Apache Qarun Corporation LDC Cayman Islands Apache Qarun Exploration Company LDC Cayman Islands Apache Shushan Corporation LDC Cayman Islands Apache South Umbarka Corporation LDC Cayman Islands Apache Umbarka Corporation LDC Cayman Islands Apache West Kalabsha Corporation LDC Cayman Islands Apache West Kanayis Corporation LDC Cayman Islands Apache UK Consolidated Holdings Corporation LDC Cayman Islands Apache UK Corporation LDC Cayman Islands Apache International Corporation LDC Cayman Islands Apache North Sea Limited England and Wales Apache UK Pension Trustee Ltd. England and Wales Apache North Sea Production Limited England and Wales Apache UK Investment Limited England and Wales Apache Beryl I Limited Cayman Islands Apache EMEA Corporation LDC Cayman Islands Apache Exploration LDC Cayman Islands Apache Fertilizer Holdings Corporation LDC Cayman Islands Apache International Finance S.a.r.l. Luxembourg Apache International Finance II S.a.r.l. Luxembourg Apache Latin America II Corporation LDC Cayman Islands Apache Overseas Holdings LLC Delaware Apache Switzerland Holdings AG Switzerland Apache Overseas Holdings II, Inc. Delaware Apache Ravensworth Corporation LDC Cayman Islands Apache Shady Lane Ranch Inc. Delaware Apache Shelf Exploration LLC Texas Apache Shelf, Inc. Delaware Apache Texas Property Holding Company LLC Delaware Apache Well Containment LLC Delaware Apache Western Exploration LLC Delaware BLPL Holdings LLC Delaware Clear Creek Hunting Preserve, Inc. Wyoming Cordillera Energy Partners III, LLC Colorado Cottonwood Aviation, Inc. Delaware CV Energy Corporation Delaware DEK Energy LLC Delaware Apache Finance Canada LLC Delaware Apache Permian Basin Investment LLC Delaware Apache Permian Basin Corporation Delaware Apache Permian Exploration and Production LLC Delaware LeaCo New Mexico Exploration and Production LLC Delaware Permian Basin Joint Venture LLC (95%) Delaware ZPZ Delaware I LLC Delaware Apache Canada Management LLC Delaware Apache Canada Holdings LLC Delaware Apache Canada Management II LLC Delaware Apache Finance Canada III LLC Delaware Apache Finance Canada IV LLC Delaware Stallion Canada Holdings LLC Delaware

APA Corporation (a Delaware corporation) Exhibit 21.1 Listing of Subsidiaries as of December 31, 2021 Exact Name of Subsidiary and Name Jurisdiction of under which Subsidiary does Business Incorporation or Organization 3 Edge Petroleum Exploration Company Delaware Granite Operating Company Texas Phoenix Exploration Resources, Ltd. Delaware Texas International Company Delaware Texas and New Mexico Exploration LLC Delaware ZPZ Acquisitions, Inc. Delaware ZPZ Delaware II LLC Delaware ZPZ Delaware III LLC Delaware Phoenix Exploration Louisiana C LLC (75%) Delaware *Apache Corporation owns a 79.19% voting interest and a 9.76% economic interest. **Apache Corporation owns a 79.19% voting and economic interest.